Exhibit A



             NAME, PRESENT PRINCIPAL OCCUPATION, AND BUSINESS ADDRESS OF THE EXECUTIVE OFFICERS AND DIRECTORS OF WEST ONE BANCORP


         EXECUTIVE OFFICERS*

         Daniel R. Nelson
         Chairman and Chief Executive Officer

         D. Michael Jones
         President

         Scott M. Hayes
         Executive Vice President and
           Chief Financial Officer

         Terrance J. Dobson
         Executive Vice President

         Robert J. Lane
         Executive Vice President

         Jim A. Peterson
         Senior Vice President, Controller
           and Principal Accounting Officer

         Dwight V. Board
         Senior Vice President, Secretary
           and General Counsel

         *The Business Address for all Executive
          Officers of West One Bancorp is:
          West One Bancorp
          P.O. Box 8247
          101 S. Capitol Blvd.
          Boise, Idaho  83733


         BOARD OF DIRECTORS

         Harry Bettis
         Rancher
         10775 Sucker Creek Road
         Payette, Idaho  83661

         Norma Cugini
         Community Volunteer
         611 Renton Avenue South
         Renton, Washington  98055

         William J. Deasy
         Vice Chairman of the Board and
           President and Chief Executive
           Officer





         T.L. James & Co., Inc.
         P.O. Box 20115
         New Orleans, Louisiana  70141-0115

         John B. Fery
         Chairman of the Board
         F & E Corporation
         P.O. Box 15407
         Boise, Idaho  83715
           345-7030

         Stuart A. Hall
         President and Chief Executive
           Chief Executive Officer
         Liberty Northwest
         Lloyd Center Tower
         825 N.E. Multnomah Street
         Portland, OR  97232-2193

         D. Michael Jones
         see listing as executive officer above

         Doug McCallum
         Owner
         Financial Resources Group
         10800 N.E. Eighth, #512
         Bellevue, Washington  98004

         Warren E. McCain
         Chairman of Executive Committee
           and Director
         Albertson's, Inc.
         P.O. Box 20
         Boise, Idaho  83726

         Daniel "Dan" Nelson (Pat)
         see listing as executive officer above

         Allan T. Noble
         President
         Farm Development Corporation
         575 W. Bannock
         Boise, Idaho  83702

         Philip B. Soulen
         President
         Soulen Livestock Company
         Weiser, Idaho  83672








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